Exhibit 4(k)

AMENDMENT NO. TEN
TO THE
ATMOS ENERGY CORPORATION
RETIREMENT SAVINGS PLAN AND TRUST
EFFECTIVE JANUARY 1, 1999

     WHEREAS, ATMOS ENERGY CORPORATION (the “Company”) has heretofore amended and restated the Atmos Energy Corporation Retirement Savings Plan and Trust Effective January 1, 1999 (the “Plan”), and has thereafter, from time to time amended the Plan; and

     WHEREAS, the Company desires to amend the Plan in order (i) to reflect the merger of the Mississippi Valley Gas Company Savings Plan (“MVG Non-Union Plan”) with and into the Plan, effective as of May 1, 2003, (ii) to reflect the transfer of assets and liabilities to the Plan from the Mississippi Valley Gas Company Savings Plan for Union Employees (renamed the Atmos Energy Corporation Savings Plan for MVG Union Employees) (“MVG Union Plan”), effective from and after October 1, 2003, (iii) to reflect certain changes in the in-service withdrawal provisions of the Plan, and (iv) to conform certain provisions to changes previously made to the Plan.

     NOW, THEREFORE, pursuant to Section 10.01 of the Plan, Atmos Energy Corporation does hereby amend the Plan, effective as of the dates herein after provided, as follows:

     1. Section 2.01(o) is amended, effective as of May 1, 2003, by adding the following at the end of the second sentence of said Section:

, and amounts transferred from the MVG Non-Union Plan (as defined in section 3.08 hereof) that are attributable to an MVG Participant’s matching contribution account under the MVG Non-Union Plan as provided for in Section 3.08 hereof.

     2. Section 2.01(o) is amended further, effective as of October 1, 2003, by adding the following at the end of the second sentence of said Section:

, and amounts transferred from the MVG Union Plan (as defined in section 4.07(a) hereof) that are attributable to the applicable Participant’s matching contribution account under the MVG Union Plan as provided for in Section 4.07 hereof.

     3. Section 2.01(hh) is amended, effective as of May 1, 2003, by adding the following sentence at the end of said Section:

Said account shall also include amounts transferred from the MVG Non-Union Plan that are attributable to an MVG Participant’s deferred income account under the MVG Non-Union Plan as provided for in Section 3.08 hereof.

     4. Section 2.01(hh) is amended further, effective as of October 1, 2003, by adding the following at the end of the last sentence at the end of said Section:

, and amounts transferred from the MVG Union Plan that are attributable to the applicable Participant’s deferred income account under the MVG Union Plan as provided for in Section 4.07 hereof.

     5. Section 2.01(ll) is amended, effective as of March 1, 2002, by striking the second sentence of said Section and substituting in lieu thereof the following:

The same provisions applicable to the Retirement Savings Committee specified in Sections 8.02 and 8.07 hereof shall apply to, respectively, the appointment of the members of the Trust Committee and the procedures to be adopted by the Trust Committee for the conduct of its affairs.

     6. Article III is amended, effective as of May 1, 2003, by adding the following new Section 3.08 as follows:

     3.08 Special Rules for MVG Participants

(a)	The account balances of participants (the “MVG Participants”) in the Mississippi Valley Gas Company Savings Plan (the “MVG Non-Union Plan”) which are transferred into the Plan effective as of May 1, 2003, shall be held, administered, and distributed as part of the Plan as follows:

(1)	All amounts transferred from the MVG Non-Union Plan that are attributable to an MVG Participant’s deferred income account under the MVG Non-Union Plan shall be held in the Salary Reduction Contribution Account established for such MVG Participant under the Plan;

(2)	All amounts transferred from the MVG Non-Union Plan that are attributable to an MVG Participant’s matching contribution account under the MVG Non-Union Plan shall be held in a subaccount of the Employer Contribution Account established for such Employee under the Plan. The MVG Participant shall be 100% vested in said subaccount and all amounts contained therein may be invested as soon as administratively possible in accordance with the procedures established by the Committee and communicated in writing to the MVG Participants.

(b)	All outstanding loans under the MVG Non-Union Plan of the MVG Employees who are MVG Participants shall be transferred in kind to the Plan and shall be maintained and administered under Section 7.06 in accordance with the terms of said loans as in effect at the time of said transfer.

(c)	The amounts transferred from the MVG Non-Union Plan that are attributable to forfeitures of account balances under that Plan and to the suspense account containing unallocated contributions to that Plan shall be used to reduce Safe Harbor Matching Contributions under the Plan.

     7. Article IV is amended, effective as of October 1, 2003, by adding a new Section 4.07 at the end of said Article as follows:

     4.07 Transfers from the MVG Union Plan.

     Notwithstanding any provisions of Section 4.05 to the contrary:

(a)	Effective as of October 1, 2003, any Participant in the Plan who is an Employee eligible to remain an active participant in the Plan as of October 1, 2003 and who has account balances under the Atmos Energy Corporation Savings Plan for MVG Union Employees (the “MVG Union Plan”) may elect to have said account balances transferred from the MVG Union Plan to this Plan as of October 1, 2003. Said election shall be within the time limits and in accordance with the procedures established by the Committee and communicated to said Participants in writing.

(b)	After October 1, 2003, any Employee who becomes a Participant in this Plan and who has account balances under the MVG Union Plan may elect, within 60 days of the date on which such Employee becomes a Participant in this Plan, to have transferred from the MVG Union Plan to this Plan said account balances. Said election shall be in accordance with the procedures established by the Committee and communicated to said Participants in writing.

(c)	Amounts transferred pursuant to paragraph (a) or (b) above (i) that are attributable to a deferred income account under the MVG Union Plan shall be held in the Salary Reduction

Contribution Account established under the Plan, and (ii) that are attributable to a matching contribution account under the MVG Union Plan shall be held in a subaccount of the Employer Contribution Account established under the Plan, and said subaccount shall be 100% vested upon such transfer.

(d)	Any amounts transferred to this Plan pursuant to paragraphs (a) or (b) above shall be invested in the funds to which the Participant has directed the investment of his Salary Reduction Contributions, or if no such direction has been given, then in the Diversified Fund which constitutes a balanced fund of equity and fixed income. Notwithstanding the foregoing provisions of this subsection (d), any outstanding loan under the MVG Union Plan of a Participant who elects a transfer as provided for in this Section 4.07 shall be transferred in kind to the Plan and shall be maintained and administered under Section 7.06 in accordance with the terms of said loans as in effect at the time of said transfer.

(e)	If an Employee who is a Participant in this Plan (including Participants for whom a transfer of account balances pursuant to this Section 4.07 previously has occurred) thereafter ceases to be an Employee eligible to remain an active participant in this Plan and such Participant becomes eligible to participate in the MVG Union Plan, such Participant may not elect to transfer all of his account balances in this Plan to the MVG Union Plan.

     8. Section 6.04 is amended, effective as of May 1, 2003, by adding the following new subsection (g) at the end of said section:

(g)	Special Distribution Rules for MVG Participants.

(1)	Notwithstanding the preceding provisions of this Section 6.04, MVG Participants with account balances transferred from the MVG Non-Union Plan pursuant to Section 3.08 may elect, in addition to the lump sum distribution option, to receive distribution of their benefits by payment of the amount in single sums, on the dates and in the amounts selected by the Participant (subject to a minimum for any single distribution of one hundred dollars ($100.00). This provision shall not be construed to allow automatic installment distributions.

(2)	If the Participant’s interest is to be distributed in other than a lump sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

(a) If a Participant’s benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s designated beneficiary or (ii) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant’s benefit by the Applicable Life Expectancy.

(b) The amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant’s benefit by the lesser of (i) the Applicable Life Expectancy or (ii) if the Participant’s spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in paragraph (a) above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

(c) The minimum distribution required for the Participant’s first Distribution Calendar Year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

(d) If a Participant dies after distribution of his or her benefit under the Plan has commenced, the remaining portion of such benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(e) For purposes of this Section 6.04(g), payments will be calculated by use of the return multiples specified in Treasury Regulation Section 1.72-9. Life expectancy of a Participant, or his surviving spouse, or both, may be recalculated annually; provided, however, that if such Participant or his surviving spouse do not elect to have his or her life expectancy recalculated, it shall not be recalculated; provided further, in the case of any other designated Beneficiary, such life expectancy shall be calculated at the time payment first commences without further recalculation.

(f) For purposes of this Section 6.04(g), the following terms shall have the following meanings:

“Applicable Life Expectancy” means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant’s (or designated Beneficiary’s) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if life expectancy is being recalculated such succeeding calendar year.

“Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.

“Participant’s Benefit” shall mean the Account as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the “Valuation Calendar Year”) increased by the amount of any contributions or forfeitures allocated to the Account as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date; provided, however, that if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

     9. Section 6.06(b) is amended, effective as of December 1, 2003, by striking said section and substituting in lieu thereof the following:

(b)	From Employer Contribution Account. On any January 1, a Participant may elect to withdraw any amount allocated to his Employer Contribution Account, but with respect to the amounts in such Account, other than amounts attributable to rollover contributions, such withdrawal is permitted only to the extent that such amounts were allocated and paid to such Account under this Plan or the Prior Plan at least two (2) years prior to withdrawal. A Participant may withdraw any amount allocated to his Employer Contribution Account at any time if such Participant properly demonstrates a financial hardship as described in Section 6.06(a)(1) hereof, or after the Participant attains age 59-1/2. A Participant shall not cease to be a Participant under the Plan solely because a distribution is made to such Participant pursuant to this Section 6.06(b). Withdrawal elections shall be made by the Participant on written forms provided by the Committee for that purpose.

     10. Section 7.02(a) is amended, effective as of January 1, 2003, by striking the third sentence of said section and substituting in lieu thereof the following:

Accordingly, and subject to the provisions of subsections (i) and (k) of this Section and Sections 7.04 and 7.05 hereof, the Trustee shall invest the ESOP portion of the Trust Fund in Company Stock.

     11. Section 7.05(a) is amended, effective as of January 1, 2003, by striking said section and substituting in lieu thereof the following:

(a) In General. Notwithstanding the preceding provisions of this Article VII, a Participant or Beneficiary shall have the right, in accordance with the provisions of this Section 7.05, to direct the Trustee as to the investment of (i) his Salary Reduction Contribution Account, (ii) any rollover contributions, any amounts in his United Cities Plan employer matching contribution subaccount pursuant to Section 3.05(b)(2) hereof other than amounts attributable to United Cities Plan additional matching contributions (the “United Cities Plan Matching Subaccount”), and any amounts in his SEC Plan rollover contribution subaccount and SEC Plan employer matching contribution subaccount pursuant to Section 3.06(b)(3) and Section 3.06(b)(4) hereof (the “SEC Plan Rollover and Matching Subaccounts”) held in his Employer Contribution Account, and (iii) any amounts in his Employee Contribution Account attributable to SEC Plan after-tax contributions pursuant to Section 3.06(b)(2) hereof (the “SEC Plan Employee Contribution Account”) either in the ESOP portion of the Plan, or in the Non-ESOP portion of the Plan which consists of various investment media comprising a Diversified Fund. In addition, a Participant or Beneficiary shall have the right, as of any Valuation Date, in accordance with the provisions of this Section 7.05, to direct the Trustee to reinvest, in the Non-ESOP portion of the Plan, any amount invested in Company Stock in the ESOP portion of the Plan. Such investment directions shall be made in accordance with procedures established by the Committee and the requirements of Department of Labor Regulations § 2550.404c-1(b)(2)(i)(A), or any successor thereto. Should a Participant or Beneficiary fail to provide the Trustee with the investment directions described herein as to any Salary Reduction Contribution or rollover contribution or amounts in his United Cities Plan Matching Subaccount, amounts in his SEC Plan Rollover and Matching Subaccounts, if any, and amounts in his SEC Plan Employee Contribution Account, if any, such contribution or amount shall be invested in the Diversified Fund which constitutes a balanced fund of equity and fixed income, as selected by the Trustee. The Trustee may decline to implement instructions by a Participant or Beneficiary which (i) would result in a prohibited transaction described in Code Section 4975 or ERISA Section 406 and which would generate income that would be taxable to the Plan, or (ii) are described in Department of Labor Regulations § 2550.404c-1(d)(2)(ii), or any successor thereto.

     12. Section 7.05(a) is amended further, effective as of May 1, 2003, by striking said section and substituting in lieu thereof the following:

(a)	In General. Notwithstanding the preceding provisions of this Article VII, a Participant or Beneficiary shall have the right, in accordance with the provisions of this Section 7.05, to direct the Trustee as to the investment of (i) his Salary Reduction Contribution Account, (ii) any rollover contributions, any amounts in his United Cities Plan employer matching contribution subaccount pursuant to Section 3.05(b)(2) hereof other than amounts attributable to United Cities Plan additional matching contributions (the “United Cities Plan Matching Subaccount”), any amounts in his SEC Plan rollover contribution subaccount and SEC Plan employer matching contribution subaccount pursuant to Section 3.06(b)(3) and Section 3.06(b)(4) hereof (the “SEC Plan Rollover and Matching Subaccounts”), and any amounts in his MVG Non-Union Plan subaccount pursuant to Section 3.08(a)(2) (the “MVG Plan Matching Subaccount”) held in his Employer Contribution Account, and (iii) any amounts in his Employee Contribution Account attributable to SEC Plan after-tax contributions pursuant to Section 3.06(b)(2) hereof (the “SEC Plan Employee Contribution Account”) either in the ESOP portion of the Plan, or in the Non-ESOP portion of the Plan which consists of various investment media comprising a Diversified Fund. In addition, a Participant or Beneficiary shall have the right, as of any Valuation Date, in accordance with the provisions of this Section 7.05, to direct the Trustee to reinvest, in the Non-ESOP portion of the Plan, any amount invested in Company Stock in the ESOP portion of the Plan. Such investment directions shall be made in accordance with procedures established by the Committee and the requirements of Department of Labor Regulations § 2550.404c-

1(b)(2)(i)(A), or any successor thereto. Should a Participant or Beneficiary fail to provide the Trustee with the investment directions described herein as to any Salary Reduction Contribution or rollover contribution or amounts in his United Cities Plan Matching Subaccount, amounts in his SEC Plan Rollover and Matching Subaccounts, if any, amounts in his MVG Plan Matching Subaccount, if any, and amounts in his SEC Plan Employee Contribution Account, if any, such contribution or amount shall be invested in the Diversified Fund which constitutes a balanced fund of equity and fixed income, as selected by the Trustee. The Trustee may decline to implement instructions by a Participant or Beneficiary which (i) would result in a prohibited transaction described in Code Section 4975 or ERISA Section 406 and which would generate income that would be taxable to the Plan, or (ii) are described in Department of Labor Regulations § 2550.404c-1(d)(2)(ii), or any successor thereto.

     13. Section 7.05(a) is amended further, effective as of October 1, 2003, by striking said section and substituting in lieu thereof the following:

(a) In General. Notwithstanding the preceding provisions of this Article VII, a Participant or Beneficiary shall have the right, in accordance with the provisions of this Section 7.05, to direct the Trustee as to the investment of (i) his Salary Reduction Contribution Account, (ii) any rollover contributions, any amounts in his United Cities Plan employer matching contribution subaccount pursuant to Section 3.05(b)(2) hereof other than amounts attributable to United Cities Plan additional matching contributions (the “United Cities Plan Matching Subaccount”), any amounts in his SEC Plan rollover contribution subaccount and SEC Plan employer matching contribution subaccount pursuant to Section 3.06(b)(3) and Section 3.06(b)(4) hereof (the “SEC Plan Rollover and Matching Subaccounts”), and any amounts in his MVG Non-Union Plan subaccount pursuant to Section 3.08(a)(2) and/or his MVG Union Plan subaccount pursuant to Section 4.07(c) (the “MVG Plan Matching Subaccounts”) held in his Employer Contribution Account, and (iii) any amounts in his Employee Contribution Account attributable to SEC Plan after-tax contributions pursuant to Section 3.06(b)(2) hereof (the “SEC Plan Employee Contribution Account”) either in the ESOP portion of the Plan, or in the Non-ESOP portion of the Plan which consists of various investment media comprising a Diversified Fund. In addition, a Participant or Beneficiary shall have the right, as of any Valuation Date, in accordance with the provisions of this Section 7.05, to direct the Trustee to reinvest, in the Non-ESOP portion of the Plan, any amount invested in Company Stock in the ESOP portion of the Plan. Such investment directions shall be made in accordance with procedures established by the Committee and the requirements of Department of Labor Regulations

§ 2550.404c-1(b)(2)(i)(A), or any successor thereto. Should a Participant or Beneficiary fail to provide the Trustee with the investment directions described herein as to any Salary Reduction Contribution or rollover contribution or amounts in his United Cities Plan Matching Subaccount, amounts in his SEC Plan Rollover and Matching Subaccounts, if any, amounts in his MVG Plan Matching Subaccounts, if any, and amounts in his SEC Plan Employee Contribution Account, if any, such contribution or amount shall be invested in the Diversified Fund which constitutes a balanced fund of equity and fixed income, as selected by the Trustee. The Trustee may decline to implement instructions by a Participant or Beneficiary which (i) would result in a prohibited transaction described in Code Section 4975 or ERISA Section 406 and which would generate income that would be taxable to the Plan, or (ii) are described in Department of Labor Regulations § 2550.404c-1(d)(2)(ii), or any successor thereto.

     14. Section 7.05(c) is amended effective as of January 1, 2003, by striking the second sentence of said Section.

     IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. TEN TO THE ATMOS ENERGY CORPORATION RETIREMENT SAVINGS PLAN AND TRUST EFFECTIVE JANUARY 1, 1999 to be executed in its name on its behalf effective as of the dates set forth herein.

ATMOS ENERGY CORPORATION
By:	/s/ ROBERT W. BEST
Robert W. Best
Chairman, President and Chief Executive Officer

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